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Progenics Pharmaceuticals, Inc.:

Investor Contacts:
Richard W. Krawiec, Ph.D.
Vice President
Corporate Affairs
(914) 789-2814
rkrawiec@progenics.com

Dory A. Lombardo
Senior Manager
Corporate Affairs
(914) 789-2818
dlombardo@progenics.com

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WeissComm Partners
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Julie Normart
WeissComm Partners
(415) 946-1087
Wyeth: Media Contacts: Sal Foti Wyeth Pharmaceuticals (484) 865-3490 Douglas Petkus Wyeth (973) 660-5218 Investor Contact: Justin Victoria Wyeth (973) 660-5340

PROGENICS AND WYETH ANNOUNCE
FDA HAS APPROVED RELISTOR

First Drug for Opioid-Induced Constipation to Launch in United States

Tarrytown, N.Y. and Collegeville, Pa., April 25, 2008 – Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) and Wyeth Pharmaceuticals, a division of Wyeth (NYSE: WYE), today announced that the U.S. Food and Drug Administration (FDA) has approved RELISTOR™ (methylnaltrexone bromide) subcutaneous injection for the treatment of opioid-induced constipation (OIC) in patients with advanced illness who are receiving palliative care, when response to laxative therapy has not been sufficient. In clinical studies, RELISTOR significantly decreased the constipating effects of opioids without interfering with pain relief. Wyeth expects to make RELISTOR available in the United States in early June.

“The approval of RELISTOR is a transformative event for Progenics Pharmaceuticals,” says Paul J. Maddon, M.D., Ph.D., Founder, Chief Executive Officer and Chief Science Officer, Progenics Pharmaceuticals, Inc. “This is our first U.S. product approval. I am proud of what our Company has achieved and especially want to thank our patients and investigators who participated in the RELISTOR development program. This program has greatly benefited from our collaboration with Wyeth to develop and commercialize the RELISTOR platform of products.”

Each year, more than 1.5 million Americans receive palliative care due to an advanced illness, such as incurable cancer, end-stage heart and lung disease, or AIDS. Many of these patients are prescribed opioids to manage their pain, and experts have stated that constipation that can be debilitating occurs in practically all of them.

“We are pleased to make RELISTOR available to patients to address this serious unmet medical need,” says Bernard Poussot, President and Chief Executive Officer, Wyeth. “As Wyeth’s third new medicine to receive FDA approval in 2008, RELISTOR is an excellent example of Wyeth’s continuing commitment to develop and deliver medicines that work in novel ways and provide important new treatment options for patients.”

 Jay Thomas, M.D., Ph.D., an investigator in the subcutaneous RELISTOR clinical trial program and Clinical Medical Director of San Diego Hospice and the Institute of Palliative Medicine, says: “Opioid analgesics are the mainstay therapy for pain management in advanced-illness patients receiving palliative care. Side effects associated with opioids, such as constipation, can be severe enough to limit pain management. I am pleased that we now have a new treatment option to provide relief to advanced-illness patients with OIC.”

About RELISTOR and Opioids

RELISTOR, administered via subcutaneous injection, is a peripherally acting mu-opioid receptor antagonist that counteracts the constipating effects of opioid pain medications in the gastrointestinal tract without affecting their ability to relieve pain.

Opioids provide pain relief by specifically interacting with mu-opioid receptors within the central nervous system (CNS) – the brain and spinal cord. However, opioids also interact with mu-opioid receptors found outside the CNS, such as those within the gastrointestinal tract, resulting in constipation that can be debilitating. RELISTOR selectively displaces opioids from the mu-opioid receptors outside the CNS, including those located in the gastrointestinal tract, thereby decreasing their constipating effects. Because of its chemical structure, RELISTOR does not affect the opioid-mediated analgesic effects on the CNS. The efficacy and safety profile of RELISTOR was established in two phase 3 clinical trials. Use of RELISTOR beyond four months has not been studied.

Important Safety Information for RELISTOR

•	RELISTOR is contraindicated in patients with known or suspected mechanical gastrointestinal obstruction.
•	If severe or persistent diarrhea occurs during treatment, advise patients to discontinue therapy with RELISTOR and consult their physician.
•	Use of RELISTOR has not been studied in patients with peritoneal catheters.
•	The most common adverse reactions with RELISTOR in clinical trials were abdominal pain, flatulence, and nausea.

RELISTOR Prescribing Information will be available at www.relistor.com.

About the Collaboration

In December 2005, Wyeth and Progenics Pharmaceuticals entered into an exclusive, worldwide agreement for the joint development and commercialization of methylnaltrexone for the treatment of opioid-induced side effects.  In accordance with the terms of the collaboration, this U.S. marketing approval triggers a $15 million milestone payment to Progenics from Wyeth.

(PGNX-G)

About the Companies

Wyeth Pharmaceuticals, a division of Wyeth, has leading products in the areas of women’s health care, infectious disease, gastrointestinal health, central nervous system, inflammation, transplantation, hemophilia, oncology, vaccines and nutritional products. Wyeth is one of the world’s largest research-driven pharmaceutical and health care products companies.  It is a leader in the discovery, development, manufacturing and marketing of pharmaceuticals, vaccines, biotechnology products, nutritionals and non-prescription medicines that improve the quality of life for people worldwide.  The Company’s major divisions include Wyeth Pharmaceuticals, Wyeth Consumer Healthcare and Fort Dodge Animal Health.

WYETH DISCLOSURE NOTICE: The statements in this press release that are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In particular, there can be no assurance that RELISTOR will be commercially successful or that RELISTOR will be approved in the future in other formulations or indications and/or in other countries.  Other risks and uncertainties that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, without limitation, the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products and pipeline products; government cost-containment initiatives; restrictions on third-party payments for our products; substantial competition in our industry, including from branded and generic products; emerging data  on our products and pipeline products; the importance of strong performance from our principal products and our anticipated new product introductions; the highly regulated nature of our business; product liability, intellectual property and other litigation risks and environmental liabilities; uncertainty regarding our intellectual property rights and those of others; difficulties associated with, and regulatory compliance with respect to, manufacturing of our products; risks associated with our strategic relationships; economic conditions including interest and currency exchange rate fluctuations; changes in generally accepted accounting principles; trade buying patterns; the impact of legislation and regulatory compliance; risks and uncertainties associated with global operations and sales; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K, particularly the discussion under the caption “Item 1A, RISK FACTORS” in our Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the Securities and Exchange Commission on February 29, 2008.  The forward-looking statements in this press release are qualified by these risk factors. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Principal programs are directed toward gastroenterology as well as the treatment of HIV infection and cancer. The Company, in collaboration with Wyeth, is developing RELISTOR for the treatment of opioid-induced side effects, including constipation (oral and subcutaneous formulations) and postoperative ileus (intravenous formulation).  In the area of HIV infection, the Company is developing the viral-entry inhibitor PRO 140, a humanized monoclonal antibody targeting the HIV entry co-receptor CCR5, which has completed phase 1b clinical studies with positive results. In the area of prostate cancer, the Company is developing a human monoclonal antibody drug conjugate – a selectively targeted cytotoxic antibody directed against prostate-specific membrane antigen (PSMA), a protein found on the surface of prostate cancer cells. Progenics is also developing vaccines designed to stimulate an immune response to PSMA.

PROGENICS DISCLOSURE NOTICE: The information contained in this document is current as of April 25, 2008. This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Company uses the words “anticipates,” “plans,” “expects” and similar expressions, it is identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence or proceed as planned, the risks and uncertainties associated with dependence upon the actions of our corporate, academic and other collaborators and of government regulatory agencies, the risk that our licenses to intellectual property may be terminated because of our failure to have satisfied performance milestones, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the risk that we may not be able to manufacture commercial quantities of our products, the uncertainty of future profitability and other factors set forth more fully in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and other reports filed with the Securities and Exchange Commission, to which investors are referred for further information. In particular, the Company cannot assure you that any of its programs will result in a commercial product. Progenics does not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus, it should not be assumed that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Editor’s Note:
Additional information on Progenics available at http://www.progenics.com
Additional information on Wyeth available at http://www.wyeth.com